SPAR Group, Inc.

EXHIBIT 32.1

Certification of the Chief Executive Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the three month period ended March 31, 2008 (this “report”), of SPAR Group, Inc. (the “registrant”), the undersigned hereby certifies that, to his knowledge:

1.         The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.         The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Gary S. Raymond Gary S. Raymond President and Chief Executive Officer May 15, 2008

A signed original of this written statement required by Section 906 has been provided to SPAR Group, Inc. and will be retained by SPAR Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Ex-3